UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 23, 2021

Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)
Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value per share	SAL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On April 23, 2021, Salisbury Bancorp, Inc. (the “Company”) sent notices to the holders of its Subordinated Notes due 2025 (the “2015 Subordinated Notes”) regarding the Company’s exercise of its option to redeem, in whole, the issued and outstanding 2015 Subordinated Notes, pursuant to Section 4 of the 2015 Subordinated Notes dated December 10, 2015. As of March 31, 2021, there was outstanding approximately $10 million in aggregate principal amount of the issued and outstanding 2015 Subordinated Notes. The 2015 Subordinated Notes will be redeemed on May 28, 2021 (the “Redemption Date”) at 100% of their principal amount, plus the accrued and unpaid interest thereon, through, but excluding, the Redemption Date. A copy of the form of notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. In addition, a copy of the press release announcing the issuance of the notice of redemption is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statement and Exhibits

(a)	N/A
(b)	N/A
(c)	N/A
(d)	Exhibits
	99.1	Form of Notice of Redemption of Subordinated Notes Issued on December 15, 2015 by Salisbury Bancorp, Inc.
	99.2	Press release dated April 23, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: April 23, 2021	By:	/s/ Richard J. Cantele, Jr. Richard J. Cantele, Jr. President and Chief Executive Officer